Exhibit 99.1

TECTONIC FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025
(In thousands, except share amounts and footnotes)	Historical	Split Off of Tectonic Advisors	Other Adjustments Related to Split off	Pro Forma
ASSETS
Cash and due from banks	$6,167	$(250)	$(143)	$5,774	(a)
Interest-bearing deposits	156,571	-	34,500	191,071	(b)
Federal funds sold	1,228	-	-	1,228
Total cash and cash equivalents	163,966	(250)	34,357	198,073
Securities available for sale	21,831	-	-	21,831
Securities held to maturity	21,805	-	-	21,805
Securities, restricted at cost	2,598	-	-	2,598
Securities, not readily marketable	-	-	-	-
Loans held for sale	35,031	-	-	35,031
Loans, net of Provision for credit loan losses of $12,451 and $9,183, respectively	767,467	-	-	767,467
Bank premises and equipment, net	4,562	(88)	-	4,474
Other real estate	1,053	-	-	1,053
Goodwill	21,440	-	-	21,440
Deferred tax asset	1,917	-	-	1,917
Other assets	22,167	(4,381)	4,139	21,925	(c)
Total assets	$1,063,837	(4,719)	38,496	$1,097,614

LIABILITIES
Demand deposits:
Non-interest-bearing	$71,418	-	-	$71,418
Interest-bearing	186,419	-	-	186,419
Time deposits	654,071	-	-	654,071
Total deposits	911,908	-	-	911,908
Borrowed funds	-	-	-	-
Subordinated notes, net of unamortized issuance costs	12,000	-	-	12,000
Deferred tax liabilities	-	(30)	-	(30)
Other liabilities	20,778	(1,427)	845	20,196
Total liabilities	944,686	(1,457)	845	944,074

SHAREHOLDERS’ EQUITY
Preferred Stock 9% fixed to floating rate series B non-cumulative, perpetual, $.01 par value; 1,725,000 shares authorized, 1,725,000 shares issued and outstanding at September 30, 2025)	17	-	-	17
Common stock, $0.01 par value; 40,000,000 shares authorized; 7,250,453 shares issued and 6,776,601 shares outstanding at September 30, 2025 Historical, and 7,250,453 issued and 5,546,556 shares outstanding at September 30, 2025 Pro Forma	72	-	(15)	57	(b)
Additional paid-in capital	50,098	-	(33,642)	16,456	(b)
Treasury stock, at cost; 473,852 shares and 170,352 shares as of September 30, 2025	(8,908)	-	-	(8,908)
Retained earnings	78,866	(3,262)	71,308	146,912
Accumulated other comprehensive loss	(994)	-	-	(994)
Total shareholders’ equity	119,151	(3,262)	37,651	153,540
Total liabilities and shareholders’ equity	$1,063,837	(4,719)	38,496	$1,097,614

(a)	Under the Separation Agreement, the Company agreed that at the date of the Split Off, Tectonic Advisors would hold $250,000 in cash.
(b)	In connection with the Distribution, the Company received (i) approximately 1.53 million shares of the Company's common stock and (ii) a promissory note issued by Spinco and payable to the Company in the amount of $35,000,000. Immediately following the distrbution, Spinco refinanced and paid the promissory note in full, and the Company received $35,000,000 in cash proceeds.
(c)	Under the Separation Agreement, certain accounts receivable and accounts payable were transferred to the Company prior to the Distribution.

TECTONIC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Year ended December 31,
(In thousands, except per share data and numbers within footnotes)	2024
	Historical (Audited)	Pro Forma Split Off Tectonic Advisors, LLC (unaudited)	Other Pro Forma Adjustments (unaudited)	Pro Forma Net Income (unaudited)
Interest Income
Loans, including fees	$56,512	-	-	$56,512
Securities	2,272	-	-	2,272
Federal funds sold	53	-	-	53
Interest-bearing deposits	4,791	-	-	4,791
Total interest income	63,628	-	-	63,628
Interest Expense
Deposits	29,441	-	-	29,441
Borrowed funds	2,171	-	-	2,171
Total interest expense	31,612	-	-	31,612
Net interest income	32,016	-	-	32,016
Provision for credit losses	4,848	-	-	4,848
Net interest income after provision for loan losses	27,168	-	-	27,168
Noninterest Income
Trust income	7,481	-	-	7,481
Gain on sale of loans	234	-	-	234
Advisory income	18,355	(12,815)	-	5,540
Brokerage income	8,096	-	-	8,096
Service fees and other income	10,548	(1)	1,773	12,320	(a)
Rental income	358	-	-	358
Total noninterest income	45,072	(12,816)	1,773	34,029
Noninterest Expense
Salaries and employee benefits	37,022	(2,037)	-	34,985
Occupancy and equipment	2,008	(199)	-	1,809
Trust expenses	2,511	-	-	2,511
Brokerage and advisory direct costs	2,126	(275)	-	1,851
Professional fees	1,773	(132)	-	1,641
Data processing	1,172	-	-	1,172
Other	7,308	(1,042)	-	6,266
Total noninterest expense	53,920	(3,685)	-	50,235
Income before income taxes	18,320	(9,131)	1,773	10,962
Income tax expense	4,385	(1,920)	-	2,465
Net Income from ordinary operations	13,935	(7,211)	1,773	8,497
Net Income from split off of subsidiary, net of tax	-	-	27,255	27,255	(c)
Net Income	13,935	(7,211)	29,028	35,752
Preferred stock dividends	1,852	-	-	1,852
Net income available to common stockholders	$12,083	(7,211)	29,028	33,900
Earnings per common share:
Basic earnings per share before non-recurring items	$1.71	-	-	$1.20
Basic earnings per share including non-recurring items	$1.71	-	-	$6.11
Weighted average shares used in computation of basic earnings per share	7,076,436	(1,529,880)	-	5,546,556	(b)
Diluted earnings per share before non-recurring items	$1.67	-	-	$1.17
Diluted earnings per share including non-recurring items	$1.67	-	-	$5.96
Weighted average shares used in computation of diluted earnings per share	7,213,951	(1,529,880)	-	5,684,071	(b)

(a)	Assumes net cash proceeds, net of tax, is invested in an interest bearing account at the weighted average effective rate of 5.14% for the year ended December 31, 2024.
(b)	The TA Continuing Shareholders tendered 1,529,880 shares in connection with the Split Off.
(c)	Cash proceeds of $35 million, less legal expenses of $500,000, at an effective tax rate of 21%.

TECTONIC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine months ended September 30,
(In thousands, except per share data and footnote information)	2025
	Historical	Pro Forma Split Off Tectonic Advisors, LLC	Other Pro Forma Adjustments	Pro Form Net Income
Interest Income
Loans, including fees	$51,739	-	-	$51,739
Securities	1,614	-	-	1,614
Federal funds sold	40	-	-	40
Interest-bearing deposits	3,052	-	-	3,052
Total interest income	56,445	-	-	56,445
Interest Expense
Deposits	25,249	-	-	25,249
Borrowed funds	957	-	-	957
Total interest expense	26,206	-	-	26,206
Net interest income	30,239	-	-	30,239
Provision for credit loan losses	4,695	-	-	4,695
Net interest income after provision for loan losses	25,544	-	-	25,544
Noninterest Income
Trust income	6,004	-	-	6,004
Gain on sale of loans	-	-	-	-
Advisory income	13,736	(10,361)	-	3,375
Brokerage income	7,866	-	-	7,866
Service fees and other income	8,649	-	883	9,532	(a)
Total noninterest income	36,255	(10,361)	883	26,777
Noninterest Expense
Salaries and employee benefits	29,000	(1,631)	-	27,369
Occupancy and equipment	1,613	(157)	-	1,456
Trust expenses	1,873	-	-	1,873
Brokerage and advisory direct costs	1,872	(219)	-	1,653
Professional fees	1,681	(119)	-	1,562
Data processing	1,053	-	-	1,053
Other	6,372	(628)	-	5,744
Total noninterest expense	43,464	(2,754)	-	40,710
Income before income taxes	18,335	(7,607)	883	11,611
Income tax expense	4,116	(1,600)	-	2,516
Net Income	14,219	(6,007)	883	9,095
Preferred stock dividends	1,488			1,488
Net income available to common stockholders	$12,731	(6,007)	883	$7,607
Earnings per common share:
Basic	$1.87	-	-	$1.45
Weighted average shares used in computation of basic earnings per share	6,791,053	(1,529,880)	-	5,261,173	(b)
Diluted	$1.85	-	-	$1.42
Weighted average shares used in computation of diluted earnings per share	6,891,371	(1,529,880)	-	5,361,491	(b)

(a)	Assumes net cash proceeds, net of tax, is invested in an interest bearing account at the weighted average effective rate of 4.32% for the nine months ended September 30, 2025.
(b)	The TA Continuing Shareholders tendered 1,529,880 shares in connection with the Split Off.

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